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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated February 28, 2013, relating to the consolidated financial statements of KKR Financial Holdings LLC and subsidiaries (the "Company") (which report expresses an unqualified opinion), and the effectiveness of the Company's internal control over financial reporting, appearing in the Annual Report on Form 10-K of KKR Financial Holdings LLC for the year ended December 31, 2012, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

San Francisco, California
June 28, 2013

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM